UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Artificial Life, Inc.

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Artificial Life, Inc.

26/F., 88 Hing Fat Street
Causeway Bay, Hong Kong

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF ARTIFICIAL LIFE, INC.

To Be Held On July 16, 2010

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Artificial Life, Inc., a Delaware corporation. Artificial Life, Inc. is also referred to as “we,” “our,” “us” and the “Company.” The meeting will be held on Friday, July 16, 2010 at 2 p.m. (Hong Kong Time) at the offices of K&L Gates LLP, located at 44th floor, Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Hong Kong for the following purposes:

1.	To elect four directors to hold office until their respective successors are elected and qualified;

2.	To consider and act upon a proposal to ratify the selection of KPMG, Certified Public Accountants, Hong Kong as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Our board of directors recommends a vote “For” Items 1 and 2. The record date for the annual meeting is May 25, 2010. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT!

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly submit your proxy by signing, dating and returning the accompanying proxy card in the enclosed prepaid return envelope. If you decide to attend the annual meeting and you are a shareholder of record, you will be able to vote in person even if you have previously submitted your proxy. If you plan to attend the meeting in person, please contact Michelle Lam at (+852) 3102-2800 or michelle.lam@artificial-life.com so that we may make appropriate arrangements.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 16, 2010: The Notice of Annual Meeting of Shareholders, Proxy Statement and the Annual Report to Shareholders are available on the internet at http://www.artificial-life.com/site/en/investor relations.

By Order of the Board of Directors
Eberhard Schoneburg
Chairman of the Board, Chief Executive Officer, President and Chief Financial Officer

Hong Kong

June 11, 2010

Artificial Life, Inc.

26/F., 88 Hing Fat Street
Causeway Bay, Hong Kong

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF ARTIFICIAL LIFE, INC.
TO BE HELD JUNE 16, 2010

QUESTIONS AND ANSWERS

Why am I receiving these proxy materials?

We are making available to you this proxy statement and the accompanying proxy card because the board of directors of Artificial Life, Inc., or the Board, is soliciting your proxy to vote at its 2010 annual meeting of shareholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. Should you choose to attend, you must be ready to present proof of your ownership of Artificial Life, Inc. stock as of the record date, May 25, 2010. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the accompanying proxy card.

We intend to mail or otherwise make available this proxy statement and the accompanying proxy card on or about June 11, 2010 to all shareholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only shareholders of record at the close of business on May 25, 2010, the record date for the annual meeting, will be entitled to vote at the annual meeting. At the close of business on the record date, there were 60,590,489 shares of common stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If at the close of business on the record date your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you vote your proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the record date your shares were not held in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. Should you choose to attend, you must be ready to present proof of your ownership of Artificial Life, Inc. stock as of the record date, May 25, 2010, in order to attend the meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid legal proxy issued in your name from your broker, bank or other agent. For more information about a legal proxy, see the information, below, under the section heading “Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent.”

What am I voting on?

You are being asked to vote on the election of all four of the Company’s directors (Proposal 1) and to consider and act on a proposal to ratify the selection of KPMG, Certified Public Accountants, Hong Kong, or KPMG, as our independent registered public accounting firm for the fiscal year ending December 31, 2010 (Proposal 2). When you vote your proxy, you appoint Eberhard Schoneburg and Gert Hensel as your representatives at the meeting. (When we refer to the “named proxies,” we are referring to Eberhard Schoneburg and Gert Hensel). This way, your shares will be voted even if you cannot attend the meeting.

How do I vote?

For any matter to be voted on, you may vote “For”, “Against” or “Abstain” from voting (for the election of directors, you may do this for any director nominee that you specify). The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the annual meeting or by proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

To vote in person, come to the annual meeting and we will give you a ballot when you arrive. Please be prepared to present proof of your ownership of Artificial Life, Inc. stock as of May 25, 2010.

To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy or voting instruction form with these proxy materials from that organization rather than from us. You can vote by using the proxy or voting information form provided by your broker, bank or other agent or, if made available. To vote in person at the annual meeting, you must obtain a legal proxy from your broker, bank, or other agent. Under a legal proxy, the bank, broker or other agent confers all of its rights as a record holder (which may in turn have been passed on to it by the ultimate record holder) to grant proxies or to vote at the meeting. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a legal proxy. Please allow sufficient time to receive a legal proxy through the mail after your broker, bank or other agent receives your request.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own whether directly, beneficially, or both, as of the close of business on May 25, 2010, the record date for the annual meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all nominees for director and “For” the ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2010, which we refer to as “fiscal 2010.” If any other matter is properly presented at the meeting, one of the named proxies on your proxy card as your proxy will vote your shares using his or her discretion.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We have retained American Stock Transfer & Trust Company, LLC to act as a proxy solicitor in conjunction with the annual meeting. We have agreed to pay American Stock Transfer & Trust Company, LLC a nominal fee for proxy solicitation services.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after voting my proxy?

Yes. You can revoke your proxy at any time before the applicable vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a written notice that you are revoking your proxy to Ms. Michelle Lam, Investor Relations, Artificial Life, Inc., 26/F., 88 Hing Fat Street, Causeway Bay, Hong Kong.

•	You may attend the annual meeting and vote in person (if you hold your shares beneficially through a broker, you must bring a legal proxy from the record holder in order to vote at the meeting).

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by shareholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Generally, abstentions and broker non-votes (discussed below in “How are votes counted?”) will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date. Your vote is extremely important, so please vote.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For,” “Against” and “Abstain” and broker non-votes (if applicable). Abstentions and broker non-votes (described below) will not be counted as votes cast for any proposal.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to discretionary items, but not with respect to non-discretionary items. The election of directors (Proposal 1) is considered a non-discretionary item while the ratification of the selection of KPMG as our auditor (Proposal 2) is considered a discretionary item. Please note that this year the rules that govern how brokers vote your shares have changed and brokers may no longer use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Accordingly, if your broker holds your shares in its name, the broker is not permitted to vote your shares on the election of directors (Proposal 1) but is permitted to vote your shares on the ratification of the selection of KPMG (Proposal 2) even if it does not receive voting instructions from you, because Proposal 2 is considered discretionary. When a broker votes a client’s shares on some but not all of the proposals at the annual meeting, the missing votes are referred to as broker non-votes. Broker non-votes will be included in determining the presence of a quorum at the annual meeting but are not considered present or a vote cast for purposes of voting on the non-discretionary items. Please vote your proxy so your vote can be counted.

How many votes are needed to approve each proposal?

A plurality of the votes entitled to vote and present in person or represented by proxy at the annual meeting is required to elect each of the nominees for director. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or represented by proxy at the annual meeting, is required to ratify the appointment of KPMG as our independent registered public accountants.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published on a Form 8-K with the SEC within four business days after the annual meeting.

What director qualifications are considered in the nomination process?

The Board believes that it is necessary for each of the Company’s directors to possess many qualities and skills and the composition of the Board has been designed to allow for expertise in differing skill sets. Information as of the date of this proxy statement about each nominee for election this year and each other current director is included below under “Election of Directors.” In addition to the information presented below regarding each nominee’s and current director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that she or he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards.

Information about the number of shares of common stock beneficially owned by each director appears under the heading “Security Ownership of Certain Beneficial Owners and Management.” There are no family relationships among any of the directors and executive officers of the Company.

PROPOSAL 1
ELECTION OF DIRECTORS

The Company currently has four director positions, all of which are standing for re-election and, if elected, each director will serve until his or her successor is elected and qualified. The nominees for director in an uncontested election, such as this one, will be elected if the votes cast in favor of a nominee’s election exceed the votes cast opposing such nominee’s election. Abstentions and broker non-votes are not considered “votes cast.” Likewise, a share otherwise present at the meeting as to which a shareholder gives no authority or direction to vote is also not considered a “vote cast.”

Nominees for Election.

Each of the nominees for the Company’s board of directors is currently serving in that capacity and the board of directors has elected to re-nominate each for continued service. None of the nominees for director has had any legal action, bankruptcy, insolvency or criminal proceedings brought against him or her during the last ten years.

Eberhard Schoneburg is a well known IT and mobile industry veteran and entrepreneur. He has started over 20 successful companies in this field in Europe, Asia and the USA. Mr. Schoneburg is currently CEO and Chairman of Artificial Life, Inc. and has been since its inception in Boston in 1994. He manages all subsidiaries as well. After Mr. Schoneburg’s buy-out of Artificial Life, Inc. in 1997, he listed Artificial Life, Inc. on the NASDAQ National Market stock exchange and achieved a peak market cap of approx 400 MM USD in 2001. Mr. Schoneburg is currently still the largest individual stock holder of the Company.

Prior to founding Artificial Life, Inc. Mr. Schoneburg founded and managed NEUROTEC GmbH and the BIT Group and their subsidiaries, including a joint venture with Procter & Gamble, in Germany. NEUROTEC at the time was Europe’s largest independent Internet company and launched the first Internet-based electronic shopping mall in Europe for Karstadt AG in Germany, one of Europe’s biggest retailers. Prior to founding NEUROTEC GmbH, Mr. Schoneburg founded and served as Chairman of Expert Informatik GmbH, headquartered in Berlin, and specializing in expert systems development, anti-virus programs, and neural network applications in finance. From 1988 to 1994, he also served and taught as a professor for industrial applications of neural nets and artificial intelligence at the technical university (Fachhochschule) in Furtwangen, Germany. Mr. Schoneburg’s previous employment also includes the management of the new technologies department for aerospace systems at Dornier German Aerospace, as well as software and research engineering for consumer electronics at Siemens AG in Boca Raton, Florida.

Mr. Schoneburg and his team won numerous awards including First Prize of the Berlin Innovation Award for the development of the first European neural compiler (1990) and First Prize for the development of an expert system for detecting chemical hazards for Procter & Gamble (1992); the Best Enabling Technology Award by the Multimedia Council of Boston (1999); and the global Best Mobile Game award by Ericsson (2004). In addition, Mr. Schoneburg is a prominent speaker at industry conferences world-wide and has written five lecture books and more than 60 research papers pertaining to computer viruses, neural networks, evolution strategies and genetic programming. Mr. Schoneburg holds a Master of Science degree in Mathematics from the Freie Universitaet in Berlin, Germany.

Claudia Alsdorf joined our Board in August 2001 and is a member of our audit committee. She has 10 years of experience in executive management, development, licensing, and commercialization of new consumer electronic products and services across Internet, Online Commerce Exchanges, Virtual Reality, and Wireless companies. For more than five years, Ms. Alsdorf served as Founder and CEO of a global provider of 3D and online exchange products and services called echtzeit AG. In the beginning of 2002, she joined SAP and became Vice President of Communications

Development within Global Communications. She has been responsible for communication strategy and long-term plan development including the alignment of the communications strategy within non-corporate communication units. In this position, she spent one year in the New York office of SAP, working together with the Global Marketing team. In 2004, Ms. Alsdorf became the Head of SAP Inspire, the internal venturing group of SAP worldwide. Ms Alsdorf is currently the CEO of Original1 a joint venture of SAP, NOKIA and Giesecke & Gevrient.

Dr. Gert Hensel joined our Board in July 2001. Since January 2000, Dr. Hensel has been the Chief Operating Officer and founder of VICUS Grundstuecksservice GmbH, a real estate management company. From January 1998 to January 2000, Dr. Hensel was the founder and a shareholder of Weiss-Grundstuecksverwaltungs—und Entwicklungsgesellschaft mbH Erkner, a real estate management company. Since January 1995, Dr. Hensel has been a corporate fiduciary for BIT GmbH, Berlin and a manager of DABU Accounting services. Dr. Hensel qualifies as an “audit committee financial expert” under SEC regulations.

Rene Jaeggi studied Japanese language and sport at Waseda University in Tokyo. As a qualified sales manager, he worked for Reynolds and, the battery manufacturer, Duracell. In 1986, he moved to Adidas in Herzogenaurach, where he was Chief Executive Officer from 1987 to 1992. In 1996, he founded GRJ AG in Basel, Switzerland. Mr. Jaeggi possesses holdings in several companies. Between 1995 and 2002, Mr. Jaeggi was a member of several supervisory boards. Between 1996 and 2002, he was President of FC Basel. In August 2002, he was appointed Chairman of the Executive Board and Chief Executive Officer of FC Kaiserslautern, heading the organizational committee in July 2004 at the FIFA branch office in preparations for the 2006 World Cup. Mr. Jaeggi is currently Chairman of the board of directors of Roeder Zeltsysteme & Service AG in Budingen (Germany), Vice President of OPENLiMiT Holding AG in Baar, Switzerland, Member of the board of directors of Messe Schweiz in Basel, Switzerland AG and Orgatent AG in Grosswangern, Switzerland and Artificial Life, Inc. In addition, he has been Chairman and Delegate of the board of directors of GRJ AG since August 2006.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE PREVIOUSLY NAMED.

CORPORATE GOVERNANCE

Meeting Attendance.

During the year ended December 31, 2009, the Board acted by unanimous written consent nine times and held four meetings by teleconference, and one meeting in person.

Independence of the Board of Directors and its Committees.

Because the Company is not listed on a national securities exchange, there is no requirement that its Board be comprised of a minimum number of “independent directors.” However, of the four nominees, the Company believes that Claudia Alsdorf and Dr. Gert Hensel qualify as “independent directors” as defined in 5605(a)(2) of the Corporate Governance Requirements of the Nasdaq Stock Market. Ms. Alsdorf and Dr. Hensel are the only members of our audit committee and our compensation committee. The Company’s chief executive officer, Mr. Schoneburg, also serves as the Chairman of the Board and the Company’s chief financial officer. Since the Board is comprised of only four directors, the Company has determined that the leadership structure, with directors serving multiple roles, is appropriate. The Company endeavors for each director to participate in all decisions and to independently ensure the other directors are acting in the best interests of the Company.

Certain Relationships and Related Transactions.

Since January 1, 2009, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average total assets at year-end for the last three completed fiscal years and in which any director, executive officer or any member of the immediate family of any of the foregoing individuals has or will have a direct or indirect material interest other than the transactions described below.

Employment Agreements

Under an executive employment Agreement dated July 1, 2006, we agreed to employ Mr. Schoneburg. On June 1, 2008, we amended Mr. Schoneburg’s employment contract such amendment became effective on June 1, 2008 and has extended the current employment agreement through December 31, 2011. In accordance with the terms of the amendment, Mr. Schoneburg will continue to receive the benefits under the current employment agreement with a base salary of $46,875 per month plus performance-based bonuses.

Other Transactions

As of May 31, 2010, we owed Mr. Schoneburg an aggregate of approximately $1,693,000. The indebtedness bears interest at a rate of five percent 5% per year and is secured by the assets of the Company.

Code of Ethics.

We have adopted a code of ethics that applies to our principal executive, financial and accounting officers. Artificial Life, Inc. will provide a copy of its code of ethics, without charge, to any person who requests it. Requests should be addressed in writing to Ms. Michelle Lam, Investor Relations, Artificial Life, Inc., 26/F., 88 Hing Fat Street, Causeway Bay, Hong Kong.

Audit Committee and Audit Committee Financial Expert.

We have a separately designated standing audit committee established in accordance with the Exchange Act. The audit committee does not have a separate charter. Dr. Hensel and Ms. Alsdorf are members of the audit committee. The Board has determined that at least one person on the audit committee, Dr. Gert Hensel, qualifies as a “financial expert” as defined by SEC rules implementing Section 407 of the Sarbanes-Oxley Act. Both Dr. Hensel and Ms. Alsdorf meet the definition of an “independent” director set forth in Rule 5605(a)(2) of the Corporate Governance Requirements of the Nasdaq Stock Market.

The audit committee met four times in the fiscal year ended December 31, 2009, and maintained additional regular communications with one another and with management. The primary function of the audit committee is to assist the Board in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information that the Company provides to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes generally. Consistent with this function, the audit committee encourages continuous improvement of, and fosters adherence to, the Company’s policies, procedures and practices at all levels. The audit committee’s primary duties and responsibilities are to serve as an independent and objective party to monitor the financial reporting process and internal control system; review and appraise the audit efforts of the Company’s independent accountants and internal auditing department; and provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department and the Board.

Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC regarding auditor independence, the engagement of the Company’s independent accountant to provide audit or non-audit services for the Company must either be approved by the audit committee before the engagement or entered into pursuant to pre-approval policies and procedures established by the audit committee.

On April 7, 2010, the Company dismissed GHP Horwath, P.C. as its independent registered public accounting firm, and, on April 13, 2010, KPMG was engaged to serve as the Company’s independent registered public accounting firm. The decision to dismiss GHP Horwath, P.C. and engage KPMG was recommended by the audit committee and approved by the Board. KPMG will audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2010.

The audit committee has reviewed and discussed the audited financial statements with management and has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee has discussed with the independent accountant the independent accountant’s independence. The audit committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K.

THE AUDIT COMMITTEE

Dr. Gert Hensel

Ms. Claudia Alsdorf

Nominating Committee and Director Nominees Recommended by Stockholders.

We do not have a standing nominating committee or any committees performing similar functions. The entire Board performs the functions of a nominating committee. We believe that Claudia Alsdorf, Rene Jaeggi and Dr. Gert Hensel are “independent directors” as defined in Rule 4200(a)(15) of the Market Place Rules of the Nasdaq Stock Market. The Board has chosen not to have a separate nominating committee because it is comprised of only four directors and has the time and resources to perform the function of selecting Board nominees. When the Board performs its nominating function, the Board acts in accordance with the Company’s certificate of incorporation and bylaws, but does not have a separate charter related to the nomination process. The Board believes that the Company’s practices are sufficient for consideration of candidates given the small size of the Board.

The Board will consider candidates recommended by stockholders, provided recommendations comply with the procedures in Articles I, Section 7(C) of the bylaws; specifically, stockholders must provide, within the time period specified in the bylaws, the information regarding each candidate required to be included in a proxy solicitation by the Exchange Act. On a periodic basis, the Board members assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Board considers various potential director candidates. These candidates are evaluated at meetings of the Board at various times during the year. Qualifications are scrutinized to confirm that the candidates have the highest professional and personal ethics and values, consistent with the Company’s values and standards. Candidates should have broad experience at the management level in business, technology and finance. They should be committed to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all stockholders. In evaluating candidates, the Board seeks to achieve a balance of knowledge, experience and capability on the Board. The Board does not specifically evaluate nominees based on diversity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of May 31, 2010 regarding the beneficial ownership of the Company’s common stock by (i) each person that the Company believes beneficially owns 5% or more of its common stock; (ii) each named executive officer; (iii) each of directors and director nominees; and (iv) all of the current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Information regarding ownership of our common stock by our security holders is based, in part, upon our review of Forms 3, 4 and 5 and Schedules 13G filed with the SEC by such persons and information from the agent of our security holders. Unless otherwise noted, each of the security holders listed in the table possesses sole voting and investment power with respect to the shares indicated, and the address of our directors and executive officers is the address of our corporate offices. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group. As of May 31 2010, there were 60,590,489 shares of common stock outstanding.

			Shares Beneficially Owned
Title of Class	Name of Beneficial Owner	Address of Beneficial Owner	Amount	Percent of Class
Common	Eberhard Schoneburg (1)	Artificial Life, Inc., 26/F., 88 Hing Fat Street, Causeway Bay, Hong Kong	8,594,516	13.7%

			Shares Beneficially Owned
Title of Class	Name of Beneficial Owner	Address of Beneficial Owner	Amount	Percent of Class
Common	Claudia Alsdorf (2)	Artificial Life, Inc., 26/F., 88 Hing Fat Street, Causeway Bay, Hong Kong	557,570	*
Common	Dr. Gert Hensel (3)	Artificial Life, Inc., 26/F., 88 Hing Fat Street, Causeway Bay, Hong Kong	734,797	1.2%
Common	Rene Jaeggi (4)	Artificial Life, Inc., 26/F., 88 Hing Fat Street, Causeway Bay, Hong Kong	400,000	*
Common	Ernest Axelbank (5)	Artificial Life, Inc., 26/F., 88 Hing Fat Street, Causeway Bay, Hong Kong	907,095	1.5%
Common	3M Company	3M Center BLDG. 220-11W-02, ST Paul, MN 55144- 1000	6,447,491	10.6%
Common	All current directors and executive officers as a group 5 persons (6)	Artificial Life, Inc., 26/F., 88 Hing Fat Street, Causeway Bay, Hong Kong	11,193,978	18.0%

*	Less than 1%

(1)	Includes 2,000,000 shares subject to stock options and warrants that are exercisable within 60 days.

(2)	Includes 300,000 shares subject to stock options that are exercisable within 60 days.

(3)	Includes 500,000 shares subject to stock options that are exercisable within 60 days.

(4)	Includes 400,000 shares subject to stock options that are exercisable within 60 days.

(5)	Includes 600,000 shares subject to stock options that are exercisable within 60 days.

(6)	Includes 3,800,000 shares subject to stock options and warrants that are exercisable within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and beneficial owners of more than 10% of our registered stock to file initial reports of ownership and reports of changes in ownership of our shares with the SEC, and to provide copies of such reports to the company.

In the fiscal year ended December 31, 2009, reports on Form 4 were not timely filed for Rene Jaeggi, Gert Hensel, Claudia Alsdorf and Eberhard Schoneburg.

EXECUTIVE OFFICERS

As of the end of fiscal 2009 the names and positions of the current non-director executive officers of the Company are listed below, along with their respective business experience during the past five years. No family relationships exist among any of the directors or executive officers of the Company.

Ernest Axelbank has been with the Company since 1998. He started out as a technology intern and has advanced to become the Chief Technology Officer. Over the years, he has contributed valuable industry experience from his previous employment in the United States, including Harvard Law School and Prometheus, Inc. As our Chief Technology Officer, he supervises and manages all core technology development, mobile technology development, enterprise java development, and security. Mr. Axelbank has given talks in many prominent conferences around the world. He was a speaker at the Telecoms Info Technology Forum for the Next Generation Wireless Services in Hong Kong as well as the International Advertising & Multimedia Festival in Switzerland. Mr. Axelbank also holds a Bachelor of Science degree in Computer Science with a minor in Art from Northeastern University in Boston.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table provides summary information concerning the compensation earned by our executive officers for the fiscal years ended December 31, 2009 and 2008. No other executive officers received compensation from us in excess of $100,000 during those years.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option and Warrant Awards ($)		Non- Equity Incentive Plan Compen- sation ($)	Nonqualified deferred compen- sation earnings ($)	All other Compen- sation ($)		Total ($)
Eberhard Schoneburg,	2009	$619,920	$837,257	$0	$895,000	(1)	$0	$0	$87,750	(2)	$2,439,927
Chief Executive Officer and Chief Financial Officer	2008	$393,436	$320,360	$0	$0		$0	$0	$78,000	(2)	$791,796

Ernest Axelbank	2009	$121,861	$29,743	$0	$268,500	(1)	$0	$0	$0		$420,104
Chief Technology Officer	2008	$110,897	$0	$0	$0		$0	$0	$0		$110,897

(1)	Mr. Schoneburg’s option and warrant awards were originally granted in 2006 and subsequently extended for an additional three years in 2009. At the time of the extension, no other terms of the options were amended.

(2)	Represents housing allowance.

Mr. Schoneburg’s employment agreement provides for a cash bonus equal to 3% of net profits and a bonus payable in cash or stock equal to 3% of the total price of any merger of the Company with a third party or the acquisition of a majority of the Company’s shares in which he is instrumental. The agreement further provides for a bonus payable in cash or stock equal to 3% of the overall increase in the Company’s market capitalization for each fiscal year payable. For 2007 and subsequent years, this amount cannot exceed the Company’s cash requirement, as defined in the employment agreement. Mr. Schoneburg’s employment agreement also includes severance payments (under certain conditions) of one and a half to three years salary as well as a non-compete provision for a period of six months following termination of his employment.

The following table provides information concerning unexercised options and warrants, stock that has not vested and equity incentive plan awards outstanding as of December 31, 2009.

Outstanding Equity Awards At Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Eberhard Schoneburg	300,000	-0-	-0-	$0.83	12/4/12	-0-	$0	-0-	$0
Chief Executive	300,000	-0-	-0-	$0.94	12/4/12	-0-	$0	-0-	$0
Officer and Chief	700,000	-0-	-0-	$0.83	12/4/12	-0-	$0	-0-	$0
Financial Officer	700,000	-0-	-0-	$0.94	12/4/12	-0-	$0	-0-	$0

Ernest Axelbank	300,000	-0-	-0-	$0.83	12/4/12	-0-	$0	-0-	$0
Chief Technology Officer	300,000	-0-	-0-	$0.94	12/4/12	-0-	$0	-0-	$0

The following table provides information concerning compensation paid by us to our directors during the fiscal year ended December 31, 2009.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Gert Hensel	$30,000	$0	$448,000	$0	$0	$0	$478,000
Claudia Alsdorf	$30,000	$0	$282,000	$0	$0	$0	$312,000
Rene Jaeggi	$60,000	$0	$282,000	$0	$0	$0	$342,000

Compensation Philosophy.

The design and implementation of our executive compensation programs are based on a series of guiding principles derived from our values, business strategy and management requirements. These principles may be summarized as follows: to attract, motivate and retain high caliber individuals who are responsible for leading us to achieve or exceed corporate goals and to increase total return to stockholders, to provide a total compensation program where a significant portion of compensation is linked to the achievement of individual performance objectives as well as both short-term and long-term corporate performance, to align the financial interests of the management team with our financial interests and those of our stockholders, and to emphasize reward for performance at the individual, team and corporate levels. The Company does not believe that any risk from its compensation policies and practices for its employees are reasonably likely to have a material adverse effect on it.

Base Salary.

Each fiscal year, the compensation committee establishes base salaries for individual executive officers based upon (i) the committee’s review of publicly available industry and peer group information, (ii) the responsibilities, scope and complexity of each position, (iii) the individual’s tenure in the position and (iv) performance judgments as to each individual’s past and expected future contributions. Our compensation committee does not have a separate charter. The chief executive officer recommends the base salary amount for each officer other than himself. The committee then reviews with the chief executive officer and approves, with appropriate modifications, an annual base salary plan for our executive officers other than the chief executive officer.

In general, the committee reviews and fixes the base salary of the chief executive officer based on the committee’s review of comparable competitive compensation from publicly available sources, as well as the committee’s assessment of such officer’s past performance and its expectations as to such officer’s future contributions to our leadership. For discussion of Mr. Schoneburg’s individual executive employment agreement, see “Certain Relationships and Related Transactions of the Corporation with Management.”

Annual Bonus.

Our executive officers are eligible for a discretionary annual cash bonus, which is based primarily on corporate achievements and individual performance objectives that are established at the beginning and throughout each year. After the completion of the year, the committee reviews the attainment of corporate and individual objectives and awards bonuses in the first quarter of the subsequent year, based on the extent to which corporate objectives were met or exceeded, and any individual contributions to our overall performance. Discretionary annual cash bonus of $29,743 was paid in the fiscal year 2009.

Pension Benefits.

The Company does not maintain a defined benefit pension plan or supplemental pension plan.

Nonqualified Deferred Compensation.

The Company does not maintain a nonqualified deferred compensation plan.

Equity-based Long-term Incentive Compensation.

Long-term incentives for our employees are provided through stock option grants under our equity plan, which generally are provided through initial stock option grants at the date of hire and periodic additional grants. The option grants are intended to motivate the executive officers to improve our long-term performance and to align the financial interests of the management team with our financial interests and those of our stockholders. Awards take into account each officer’s scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance and contributions of the officer and competitive market data for similar positions. Options are granted with an exercise price equal to the fair market value of our common stock on the date of grant. The standard vesting schedule provides that a portion of the shares subject to each option vest and become exercisable annually over a three-year period. Certain options granted under the equity plan are subject to different vesting schedules, including schedules that are based on the achievement of certain milestone events.

REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

The compensation committee of the Company has reviewed and discussed the compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Dr. Gert Hensel

Ms. Claudia Alsdorf

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On April 7, 2010, the Company dismissed GHP Horwath, P.C. as its independent registered public accounting firm. The decision to dismiss GHP Horwath, P.C. was recommended by the audit committee and approved by the Board. GHP Horwath, P.C.’s audit reports on the Company’s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. As reported in the Company’s current report on Form 8-K filed with the SEC on April 14, 2010, during the Company’s two most recent fiscal years and through the date of their dismissal, (i) there were no disagreements with GHP Horwath, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that, if not resolved to GHP Horwath, P.C.’s satisfaction, would have caused GHP Horwath, P.C. to make reference to the subject matter in connection with their reports on the Company’s consolidated financial statements for such years and (ii) there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K. GHP Horwath, P.C. furnished the Company with a letter addressed to the SEC stating that GHP Horwath, P.C. agrees with the Company’s statements contained in this paragraph, and a that letter was attached as Exhibit 16.1 to Company’s current report on Form 8-K filed with the SEC on April 14, 2010.

On April 13, 2010, the Company engaged KPMG to serve as its independent registered public accounting firm. The decision to engage KPMG was recommended by the audit committee and approved by the Board. KPMG will audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2010. During the Company’s two most recent fiscal years and through the date of KPMG’s engagement, neither the Company nor any party on the Company’s behalf consulted KPMG with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was subject to any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Representatives of KPMG are expected to be present telephonically at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. If the shareholders do not ratify the selection of KPMG as our independent registered public accounting firm for the 2010 fiscal year ending December 31, 2010, our Board will evaluate what would be in the best interests of our Company and our shareholders and consider whether to select a new independent registered public accounting firm for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before changing our independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ITS SELECTION OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

FEES OF INDEPENDENT AUDITORS

KPMG reviewed our financial statements for the first quarter of Fiscal 2010. Prior to their dismissal, GHP Horwath, P.C. audited our financial statements annually since the 2002 fiscal year.

Audit Fees

The aggregate fees for professional services rendered by KPMG in connection with the review of our quarterly consolidated financial statements included in our Forms 10-Q for the fiscal year ending December 31, 2010 totaled approximately $150,000.

The aggregate fees for professional services rendered by GHP Horwath, P.C. in connection with its audit of our annual consolidated financial statements in our Form 10-K and the reviews of our quarterly consolidated financial statements included in our Forms 10-Q for the fiscal years ended December 31, 2009 and 2008 totaled approximately $115,000 and $134,800, respectively.

Audit-Related Fees

No fees were paid by us for assurance and related services rendered by GHP Horwath, P.C. in connection with its audit and review of our financial statements for the fiscal years ended December 31, 2009 and 2008.

Tax Fees

The aggregate fees for professional services rendered by GHP Horwath, P.C. in connection with tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2009 and 2008 totaled approximately $8,200 and $2,300, respectively.

All Other Fees

No fees were paid by us for other services rendered by GHP Horwath, P.C. for the fiscal years ended December 31, 2009 and 2008.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and other agents) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers, banks or other agents with account holders who are shareholders of Artificial Life, Inc. will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker, bank or other agent that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, bank or other agent, and direct a written request for the separate proxy statement and annual report to Ms. Michelle Lam, Investor Relations, Artificial Life, Inc., 26/F., 88 Hing Fat Street, Causeway Bay, Hong Kong. Shareholders whose shares are held by their broker, bank or other agent as nominee and who currently receive multiple copies of the proxy statement at their address that would like to request “householding” of their communications should contact their broker, bank or other agent.

PROPOSALS OF SHAREHOLDERS

We expect to hold our next annual meeting on or about July 15, 2011. If you wish to submit a proposal for inclusion in the proxy materials for that meeting, you must send the proposal to our Secretary at the address below. The proposal must be received at our executive offices no later than February 11, 2011, to be considered for inclusion. Among other requirements set forth in the SEC’s proxy rules and our bylaws, you must have continuously held at least $2,000 in market value or 1% of our outstanding stock for at least one year by the date of submitting the proposal, and you must continue to own such stock through the date of the meeting.

If you intend to nominate candidates for election as directors or present a proposal at the meeting without including it in our proxy materials, you must provide notice of such proposal to us no later than May 16, 2011 and no earlier than March 17, 2011. For additional information regarding submission of proposals or director nominations or to send any other communications to the Board, please contact Ms. Michelle Lam, Investor Relations, Artificial Life, Inc., 26/F., 88 Hing Fat Street, Causeway Bay, Hong Kong.

OTHER MATTERS

Our board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
    Eberhard Schoneburg
    Chairman of the Board of Directors

Hong Kong
June 11, 2010

A copy of our Annual Report on Form 10-K for the fiscal year ended December 30, 2009 filed with the SEC is included with this Proxy Statement and is also available without charge upon written request to: Ms. Michelle Lam, Investor Relations Artificial Life, Inc., at 26/F., 88 Hing Fat Street, Causeway Bay, Hong Kong.

ANNUAL MEETING OF STOCKHOLDERS OF

ARTIFICIAL LIFE

July 16, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at http://www.artificial-life.com/site/en/investor_relations.

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â  Please detach along perforated line and mail in the envelope provided.  â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Proposal to elect Eberhard Schoneburg, Claudia Alsdorf, Gert Hensel and Rene Jaeggi as directors:
☐	FOR ALL NOMINEES	NOMINEES: m Eberhard Schoneburg m Claudia Alsdorf m Gert Hensel m Rene Jaeggi

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the selection of KPMG, Certified Public Accountants, Hong Kong as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010.	☐	☐	☐

3.	In their discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTORS IDENTIFIED HEREIN AND “FOR” PROPOSAL 2.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ARTIFICIAL LIFE, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 16, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      THE UNDERSIGNED hereby appoints Eberhard Schoneburg as attorney and proxy, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote for and on behalf of the undersigned at the annual meeting of stockholders of ARTIFICIAL LIFE, INC. to be held at 2:00 p.m. at the offices of K&L Gates LLP, 44th Floor, Edinburgh Tower, The Landmark, 15 Queen's Road Central, Hong Kong, on July 16, 2010, and at any adjournment or adjournments thereof, upon and with respect to all shares of the common stock to which the undersigned would be entitled to vote and act if personally present. The undersigned hereby directs Eberhard Schoneburg to vote in accordance with his judgment on any matters which may properly come before the meeting, all as indicated in the Notice of the Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such Notice as specified by the undersigned:

(Continued and to be signed on the reverse side.)

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